Exhibit 99.1

Press Release

Contact:
Investor Relations	Steve Schick (Media)
Redback Networks	Redback Networks
408-750-5130	408-750-5096
investor_relations@redback.com	schick@redback.com

REDBACK TO SUBMIT ADDITIONAL INFORMATION TO NASDAQ

IN SUPPORT OF CONTINUED LISTING

SAN JOSE, Calif., November 14, 2003 – Redback Networks Inc. (NASDAQ: RBAKQ), a leading provider of broadband networking systems, today announced that that it received a notice from NASDAQ’s Listing Qualifications Panel (the “Panel”) indicating that the filing of Redback’s prepackaged plan of reorganization constitutes additional grounds, under Marketplace Rule 4450(f), for delisting Redback’s common stock from the NASDAQ National Market. Redback’s common stock is currently subject to possible delisting as a result of its continued failure to comply with NASDAQ’s minimum bid price rule. The Panel has requested that Redback provide additional information with regard to its prepackaged plan of reorganization by November 17, 2003. The Panel will consider this information in determining whether to continue the listing of Redback’s common stock until its Chapter 11 reorganization is completed. There can be no assurance the Panel will grant Redback’s request for continued listing. Redback will publicly announce the Panel’s determination promptly following notification from the Panel.

“The NASDAQ notice is an anticipated step in our efforts to complete the final stage of our financial reorganization, and we are happy to cooperate with NASDAQ, “ said Kevin DeNuccio, president and CEO of Redback Networks. “Further, we are extremely pleased with the progress we are making towards closure and the support we are receiving from customers and partners during this final phase of restructuring. The confirmation hearing is currently scheduled for December 19th, and we currently anticipate that it will be effective before the end of the year.”

About Redback Networks

Redback Networks Inc. enables carriers and service providers to build profitable next-generation broadband networks. The company’s User Intelligent Networks™ product portfolio includes the industry-leading SMS™ family of subscriber management systems, and the SmartEdge® Router and Service Gateway platforms, as well as a comprehensive User-to-Network operating system software, and a set of network provisioning and management software.

Founded in 1996 and headquartered in San Jose, Calif., with sales and technical support centers located worldwide, Redback Networks maintains a growing and global customer base of more than 500 carriers and service providers, including major local exchange carriers (LECs), inter-exchange carriers (IXCs), PTTs and service providers.

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REDBACK and SmartEdge are trademarks registered at the U.S. Patent and Trademark Office and in other countries. SMS, and User Intelligent Networks are trademarks or service marks of Redback Networks Inc. All other products or services mentioned are the trademark, service marks, registered trademarks or registered service marks of their respective owners.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995.

The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended, including but not limited to, those relating to Redback’s ability to complete the prepackaged plan of reorganization by December 31, 2003 or at all and remain listed on the Nasdaq National Market. All forward-looking statements included in this document are based upon information available to Redback as of the date hereof, and Redback assumes no obligation to update these statements. These forward-looking statements involve a number of risks and uncertainties, the outcome of which could materially and adversely affect Redback’s actual future results. These risks and other risks relating to Redback’s business are set forth in the documents filed by Redback’ with the Securities and Exchange Commission (SEC), specifically the most recent reports on Form 10-K, 10-Q, Form 8-K, Registration Statements on Form S-4 (File Nos. 333-107714 and 333-108170), and amendments thereto, and other reports filed from time to time with the SEC.